UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On July 10, 2026, each of William M. Goodyear and Mark McGowan submitted their resignations as directors of Enova International, Inc. (the “Company”), effective immediately. Mr. Goodyear and Mr. McGowan were members of the Audit Committee. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operation, policies or practices.

Following the receipt of Mr. McGowan and Mr. Goodyear’s resignations, on July 10, 2026, the Board of Directors of the Company adopted a resolution to reduce the size of the Board to ten directors, as permitted under the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws.

Appointment of Director

Effective immediately, the Board of Directors of the Company has elected Maria Veltre as a member of its Board. Ms. Veltre will stand for re-election at the Company's 2027 Annual Meeting of Shareholders. A copy of the press release announcing Ms. Veltre’s election to the Board is attached as Exhibit 99.1.

Ms. Veltre will receive a pro rata amount of the Company's director compensation, the terms of which were disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 2, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description
99.1	Enova International, Inc. press release dated July 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enova International, Inc.

Date:	July 10, 2026	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary